Exhibit 99.1

Contact:
	David W. Gryska	Brian P. Gill
	Sr. Vice President and	Vice President
	Chief Financial Officer	Corporate Communications
	Celgene Corporation	Celgene Corporation
	(908) 673-9059	(908) 673-9530
CELGENE REPORTS RECORD SECOND QUARTER 2008
PRODUCT SALES AND OPERATING PROFITS
2008 Second Quarter Financial Results Year-Over-Year
•	Non-GAAP Total Revenues Increased 63 Percent to $566.6 Million; GAAP Total Revenues $571.5 Million

•	REVLIMID® Net Product Sales Increased 80 Percent to $325.8 Million

•	Global THALOMID®/Thalidomide Net Product Sales Reached $131.6 Million

•	VIDAZA® Net Product Sales Achieved $59.7 Million

•	Non-GAAP Operating Income Increased 60 Percent to $207.0 Million; GAAP Operating Income $140.0 Million

•	Non-GAAP Net Income Increased to $172.7 Million; GAAP Net Income $119.9 Million

•	Non-GAAP Earnings Per Share Increased to $0.37 Per Diluted Share; GAAP Earnings Per Diluted Share were $0.26
2008 Financial Outlook Update
•	Total Revenues Expected to Increase Nearly 60 Percent Year-Over-Year to Approximately $2.2 Billion

•	Non-GAAP Diluted Earnings Per Share are Targeted to Approximately $1.50
Recent Developments/Highlights
•
Nearly 100 Abstracts Presented at The American Society of Clinical Oncology (ASCO) and European Hematology Association (EHA) Meetings, Evaluating Celgene Products, Including REVLIMID, VIDAZA, THALOMID, Pomalidomide and Amrubicin. Clinical Highlights Included:

•	A Four-Month Landmark Analysis of an Eastern Oncology Cooperative Group Phase III study (ECOG E4A03) Reported:
•
Patients with Newly Diagnosed Multiple Myeloma (NDMM) Continuing on REVLIMID Plus Low-Dose Dexamethasone (Rd) Achieved a Two-Year Overall Survival Rate of 93 Percent, Equal to the Two-Year Overall Survival Rate Observed in Patients Treated with Autologous Stem Cell Transplants

•	Patients Treated with Rd Achieved an Overall Response Rate (ORR) of 89 Percent, Complete Response (CR) Rate of 22 Percent and CR + Very Good Partial Response Rate (VGPR) of 56 Percent
•
A Southwestern Oncology Group Phase III Study (SWOG 0232) Reported NDMM patients Receiving REVLIMID® Plus Dexamethasone (RD), Versus Dexamethasone (d) Alone, Achieved a Progression-Free Survival of 77 Percent and CR + VGPR of 62 Percent

•	A Phase III Study of VIDAZA® in Higher-Risk Myelodysplastic Syndromes (MDS) Patients Reported a Two-Year Survival Rate that Nearly Doubled When Compared With Conventional Care Regimens

•
Preliminary Results From International Study NHL-003 Reported Single Agent REVLIMID Provides Responses For Patients With Relapsed/Refractory Aggressive Non-Hodgkin’s Lymphoma (NHL) — Enrollment Completed

•	Clinical Data Reported From Phase II Studies of Ambrubicin in Small-Cell Lung Cancer (SCLC) Demonstrated Single Agent Anti-Tumor Activity with Improved Overall Response Rates Compared to Topotecan
•	Thalidomide PharmionTM Received Marketing Approval from European Medicines Agency (EMEA) and Australian Therapeutic Goods Administration for NDMM

•	Celgene Received Regulatory Clearance for Swiss Manufacturing Facility for the Production of REVLIMID for US and EU Markets

•	Initiated REVLIMID NDMM Phase III MM-020 (Rd vs. MPT) International Clinical Study Targeting Accrual of 1,500 Patients

•	VIDAZA Received U.S. Orphan Drug Designation for the Treatment of Acute Myeloid Leukemia

•	Amrubicin Granted Orphan Drug Designation by the FDA and the European Commission for SCLC

•	Enrollment Completed for MMM-01, a Phase II Study of Pomalidomide (CC-4047) in Myelofibrosis

•	Enrollment Initiated for MM-002, a Phase I/II Study of Pomalidomide in Relapsed/Refractory Multiple Myeloma

•	Celgene Cellular Therapeutics Announced Clinical Transplant of Human Placental-Derived Stem Cells in a Pediatric Patient with Acute Lymphocytic Leukemia

•	Recommendation by Celgene Standing Internal Safety Committee to Temporarily Suspend New Enrollment of Patients into Clinical Trials Evaluating MGCD0103 Pending Further Evaluation

•	The Journal of Clinical Oncology Published Results of NHL-002, REVLIMID in Relapsed/Refractory Aggressive Non Hodgkin’s Lymphoma, Showing Single-Agent Efficacy and Low Toxicity Profile

•	The Journal BLOOD Published Data from CLL-001 Showing REVLIMID Induces Complete and Partial Remissions in Patients with Relapsed and Refractory Chronic Lymphocytic Leukemia (CLL)

2008 Objectives
•	Maximize the Clinical, Regulatory and Commercial Potential of REVLIMID®, VIDAZA® and Thalidomide in Nearly 100 Countries Over the Next Five Years

•	Advance Global Regulatory Strategies to Expand REVLIMID Label to NDMM with FDA, EMEA and Other International Regulatory Agencies

•	Achieve Approval for VIDAZA in High-Risk MDS with EMEA and Other International Regulatory Agencies

•	Gain FDA Approval to Expand VIDAZA Label to Include Survival Data and Re-Launch in U.S.

•	Initiate REVLIMID NHL and CLL Phase III Special Protocol Assessment (SPA) Trials

•	Complete REVLIMID Del 5Q MDS Phase III MDS-004 Clinical Trial

•	Submit REVLIMID Regulatory Filing for Del 5Q MDS in Japan

•	Advance Amrubicin Phase III Clinical Study in SCLC

•	Advance Pomalidomide Clinical Strategies in Myelofibrosis, Multiple Myeloma and Solid Tumors

•	Progress Global Regulatory Strategies for Oral Anti-Inflammatory Compounds Apremilast and CC-11050 in Broad Range of Inflammatory Indications

•	Advance Clinical Strategies for JNK-930

•	Submit IND for Clinical Investigation of PDA-001 Proprietary Placental Derived Stem Cells
SUMMIT, NJ — (July 24, 2008) — Celgene Corporation (NASDAQ: CELG) reported non-GAAP net income for the quarter ended June 30, 2008, of $172.7 million, or non-GAAP earnings per diluted share of $0.37. Based on U.S. Generally Accepted Accounting Principles (GAAP), Celgene reported net income of $119.9 million, or diluted earnings per share of $0.26 for the quarter ended June 30, 2008. The second quarter of 2008 included the after-tax impact of share-based employee compensation expense of $21.0 million. GAAP net income for the second quarter of 2007 was $54.9 million, or diluted earnings per share of $0.13, including the after-tax impact of share-based employee compensation expense of $12.7 million.
Non-GAAP total revenue was $566.6 million for the quarter ended June 30, 2008, an increase of 63 percent from 2007. GAAP total revenue was $571.5 million. The increase in total revenue was driven by REVLIMID net sales of $325.8 million, an increase of 80 percent over the same period in 2007. Global Thalidomide and VIDAZA net sales reached $131.6 million and $59.7 million, respectively. ALKERAN® net sales for the second quarter of 2008 were $20.4 million compared to $18.7 million in the second quarter of 2007. Revenue from Focalin™ and the Ritalin® family of drugs totaled $26.2 million for the second quarter of 2008 compared to $24.8 million over the same period last year.
For the first six months of 2008, non-GAAP total revenue was $1.028 billion, an increase of 60 percent year-over-year. REVLIMID net sales for the first six months of 2008 reached $612.6 million compared to $327.2 million in 2007, an increase of 87 percent year-over-year. Global Thalidomide and VIDAZA net sales for the first six months of 2008 were $245.5 million and $73.5 million, respectively. Celgene posted non-GAAP net income of $332.0 million or non-GAAP earnings per diluted share of $0.73 during the first six months of 2008. For the first six months of 2008, on a U.S. GAAP basis, Celgene reported a net loss of $1.521 billion, or a loss per diluted share of $3.56, compared to GAAP net income of $112.3 million or earnings per diluted share of $0.27 for the first six months of 2007.

To support clinical development and to advance global regulatory filings, the Company increased R&D investments in multiple international clinical programs. For the second quarter of 2008 on a non-GAAP basis the Company incurred R&D expenses, which exclude share-based compensation expense, of $133.2 million compared to $87.4 million for the second quarter of 2007. On a GAAP basis, R&D expenses were $144.9 million compared to $90.7 million for the same quarter in 2007. These R&D expenditures continue to support ongoing clinical progress in multiple proprietary development programs for REVLIMID® and other IMiDs® compounds; for VIDAZA®, and other epigenetic compounds; amrubicin, our lead compound for small cell lung cancer; apremilast (CC-10004), and other oral anti-inflammatory compounds; our pleiotropic pathway modifier program; as well as our kinase inhibitor and placental-derived stem cell programs.
Non-GAAP selling, general and administrative expenses, which exclude share-based compensation expenses, were $162.5 million for the second quarter of 2008 compared to $102.5 million for the second quarter of 2007. On a GAAP basis, selling, general and administrative expenses were $176.3 million for the second quarter in 2008 compared to $110.9 million for the same quarter in 2007. The increase reflects marketing and sales expenses related to ongoing product launch activities for REVLIMID and Global Thalidomide in Europe, Canada and Australia, as well as activities in preparation for the potential relaunch of VIDAZA in the U.S. and launch in Europe. Also, the increased expenses reflect the continued expansion of the international operations of Celgene in over 60 countries.
For the quarter ended June 30, 2008, non-GAAP interest and other income, net was $20.3 million compared to $23.6 million in the same period during the prior year. Celgene reported $2.257 billion in cash, cash equivalents, and marketable securities as of June 30, 2008.
“This was an extraordinary quarter by all measures underscored by global contribution to solid financial and operational results,” said Chairman and Chief Executive Officer Sol J. Barer, Ph.D. “The results of the quarter advance our corporate initiatives to become a premier global biopharmaceutical company.”
See the attached Reconciliation of GAAP to Non-GAAP Net Income (Loss) for an explanation of the amounts excluded and included to arrive at non-GAAP net income and non-GAAP earnings per share amounts for the three- and six-months ended June 30, 2008 and 2007. Non-GAAP financial measures provide investors and management with supplemental measures of operating performance and trends that facilitate comparisons between periods before, during and after certain items that would not otherwise be apparent on a GAAP basis. Certain unusual or non-recurring items that management does not believe affect the Company’s basic operations do not meet the GAAP definition of unusual or non-recurring items. Non-GAAP net income and non-GAAP earnings per share are not, and should not be viewed as a substitute for similar GAAP items. We define non-GAAP diluted earnings per share amounts as non-GAAP net income divided by the weighted average number of diluted shares outstanding. Our definition of non-GAAP net income and non-GAAP diluted earnings per share may differ from similarly named measures used by others.

Webcast
Celgene will host a conference call to discuss the results and achievements of its second quarter 2008 operating and financial performance on Thursday, July 24th at 9:00 a.m. EDT. The conference call will be available by webcast at www.celgene.com. An audio replay of the call will be available from noon, July 24, 2008 until midnight, EDT July 31, 2008. To access the replay, dial 1-888-203-1112 and enter reservation number 2639844. The international dial-in number is: 719-457-0820. The Company’s third quarter 2008 financial and operational results will be reported on October 23, 2008.
About Celgene
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the Company’s website at www.celgene.com.
This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company’s control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in the Company’s filings with the Securities and Exchange Commission such as Form 10-K, 10-Q and 8-K reports.
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Celgene Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net product sales	$543,165	$318,945	$974,539	$588,741
Collaborative agreements and other revenue	2,789	5,100	7,557	9,904
Royalty revenue	25,510	23,862	51,965	42,677

Total revenue	571,464	347,907	1,034,061	641,322

Cost of goods sold (excluding amortization expense)	75,194	28,698	119,918	50,774
Research and development	144,861	90,733	301,739	170,500
Selling, general and administrative	176,287	110,940	316,737	215,933
Amortization of acquired intangible assets	35,167	2,250	45,009	4,465
In-process research and development	—	—	1,740,000	—

Total costs and expenses	431,509	232,621	2,523,403	441,672

Operating income (loss)	139,955	115,286	(1,489,342)	199,650

Equity in losses of affiliated companies	1,343	949	6,423	2,232
Interest and other income, net	20,304	18,757	48,640	41,774

Income (loss) before taxes	158,916	133,094	(1,447,125)	239,192

Income tax provision	39,033	78,224	74,080	126,913

Net income (loss)	$119,883	$54,870	$(1,521,205)	$112,279

Per Common Share:
Net income (loss) -basic	$0.27	$0.14	$(3.56)	$0.30
Net income (loss) -diluted	$0.26	$0.13	$(3.56)	$0.27

Weighted average shares -basic	442,640	381,086	427,451	379,350

Weighted average shares -diluted	466,687	431,377	427,451	430,346

	June 30,	December 31,
	2008	2007
Balance Sheet Items:
Cash, cash equivalents & marketable securities	$2,257,272	$2,738,918
Total assets	4,134,891	3,611,284
Convertible notes	—	196,555
Stockholders’ equity	3,426,801	2,843,944

Celgene Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Net Income (Loss)
(In thousands, except per share data)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2008	2007	2008	2007

Net income (loss) as reported		$119,883	$54,870	$(1,521,205)	$112,279

Before tax adjustments:
Net product sales:
Pharmion products to be divested	(1)	(4,849)	—	(6,427)	—

Cost of goods sold:
Share-based compensation expense	(2)	632	408	1,160	797
Pharmion inventory step-up	(3)	8,605	—	11,123	—
Pharmion products to be divested	(1)	1,965	—	2,564	—

Research and development:
Share-based compensation expense	(2)	11,685	3,343	21,300	5,945
Upfront collaboration payment	(4)	—	—	45,000	—

Selling, general and administrative:
Share-based compensation expense	(2)	13,828	8,424	24,961	15,006

Amortization of acquired intangible assets	(5)	35,167	2,250	45,009	4,465
In-process research and development	(6)	—	—	1,740,000	—

Equity in losses of affiliated companies:
Equity in losses of EntreMed	(7)	1,317	1,060	2,058	2,042

Interest and other income, net
Share-based compensation expense	(2)	—	4,806	—	4,806

Income tax adjustment	(8)	(15,511)	(4,384)	(33,553)	(5,477)

Net income as adjusted		$172,722	$70,777	$331,990	$139,863

Per Common Share as adjusted:
Net income -basic		$0.39	$0.19	$0.78	$0.37
Net income -diluted	(9)	$0.37	$0.17	$0.73	$0.33
Explanation of Adjustments:

(1)	Exclude sales and cost of sales related to former non-core Pharmion products to be divested.

(2)
Exclude SFAS 123R share-based compensation expense for the second quarter totaling $26,145 in 2008 and $16,981 in 2007. The after tax net impact reduced GAAP net income for the second quarter by $21,011, or $0.05 per diluted share in 2008 and $12,718, or $0.03 per diluted share in 2007. Exclude SFAS 123R share-based compensation expense for the six-month period totaling $47,421 in 2008 and $26,554 in 2007. The after tax net impact reduced GAAP net income for the six-month period by $38,502, or $0.09 per diluted share in 2008 and $20,509, or $0.05 per diluted share in 2007.

(3)	Exclude Pharmion inventory step-up adjustment to fair value resulting from acquisition.

(4)	Exclude upfront payment for research and development collaboration arrangement with Acceleron Pharma, Inc.

(5)
Exclude amortization of acquired intangible assets for the second quarter resulting from the acquisitions of Pharmion of $35,167 in 2008 and Penn T of $2,250 in 2007. Exclude amortization for the six-month period from the acquisitions of Pharmion and Penn T of $43,372 and $1,637, respectively, in 2008 and Penn T of $4,465 in 2007.

(6)	Exclude the in-process research and development write-off related to the acquisition of Pharmion.

(7)	Exclude the Company’s share of equity losses in EntreMed, Inc.

(8)	The income tax adjustment reflects the tax effect of the above adjustments.

(9)	Diluted net income per share for the six months ended June 30, 2008 was determined using 454,405 weighted average shares.
Adjusted net income and earnings per share on both a basic and diluted basis have been revised for the three- and six-month periods ended June 30, 2007 to conform to the current year’s presentation basis. Amounts reported in the previous year for the three-month period ended June 30, 2007 were $110,435, $0.29 and $0.26, respectively. Amounts reported in the previous year for the six-month period ended June 30, 2007 were $196,066, $0.52 and $0.46, respectively. The current year basis eliminates certain immaterial adjustments and revises the method for determining the tax impact of pro-forma adjustments. The 2007 adjusted income tax provision previously reported reflected a pro-forma annual income tax rate of 28.0%.